Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Fuse Medical, Inc.

Attention: Lawrence S. Yellin, Chief Financial Officer

1565 North Central Expressway, Suite 220

Richardson, Texas 75080

Office (469) 862-3030

Facsimile (469) 862-3035

info@Fusemedical.com

FUSE MEDICAL, INC. FISCAL YEAR 2022 FINANCIAL RESULTS

April 18, 2023

RICHARDSON, TX,/Businesswire/ -- Fuse Medical, Inc. (OTCPINK: FZMD) (“Fuse” or the “Company”) an emerging manufacturer and distributor of innovative medical devices for the orthopedic and spine marketplace, filed its annual report on Form 10-K for the year ended December 31, 2022 with the Securities and Exchange Commission (“SEC”) on April 14, 2023.

Fiscal Year 2022 Financial Highlights

•	Net revenues for the year ended December 31, 2022 were $18.6 million, compared to $20.4 million for the quarter ended December 31, 2021, which was a decrease of approximately 9%.

•

For the year ended December 31, 2022, gross profit was $11.5 million, or 62% of revenues, compared to $11.9 million, or 58% of revenues, for the year ended December 31, 2021, which was an increase of 4%.

•

Selling, general, administrative, and other expenses (“SG&A”) for the year ended December 31, 2022 was approximately $6.5 million compared to $7.0 million for the year ended December 31, 2021, a decrease of 7%.

•	Commissions expense for the year ended December 31, 2022 decreased to $5.7 million from $7.1 million for the year ended December 31, 2021, a decrease of 20%.

•

For the year ended December 31, 2022, net income was $3.1 million compared to a net loss of $1.59 million for the year ended December 31, 2021, reflecting a gain in our net income of $4.69 million or approximately 151%.

•

For the year ended December 31, 2022 Adjusted EBITDA loss was $997,407 compared to Adjusted EBITDA loss of $2,026,414 for the year ended December 31, 2021, reflecting a reduction in our Adjusted EBITDA loss of $1,029,007, or approximately 50%.

Christopher C. Reeg, Chief Executive Officer of Fuse Medical, commented, “We are pleased with the improvements to our margins and anticipate further growth as the Company continues to adjust to the new economic outlook as a result of the pandemic. Despite a slight decline in revenue as compared to the previous year, we still witnessed an increase in gross profit margin, a decrease in SG&A and commission expenses, and a positive net income for the year.”

Exhibit 99.1

FOR IMMEDIATE RELEASE

Mr. Reeg further added, “For 2023 our focus is the continued design, development, and commercialization of unique medical devices for the orthopedic marketplace, while investing in our direct sales force, and expanding our national distribution footprint.  We expect to drive growth in the near term, while increasing our visibility as an emerging manufacturer of relevant medical devices.”

About Fuse Medical, Inc.

Fuse is an emerging manufacturer and distributor of innovative medical devices for the orthopedic and spine marketplace. We provide a comprehensive portfolio of products in the orthopedic total joints, sports medicine, trauma, foot and ankle space, as well as, degenerative and deformity spine, osteobiologics, wound care, and regenerative products. For more information about the Company, or if you’re interested in becoming a distributor of any Fuse’s products, please contact us at info@fusemedical.com or visit: www.fusemedical.com.

Forward Looking Statements

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based only on information available to the Company as of the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission; the failure of the Company to close the transaction; and integration issues with the consolidated company. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

Note Regarding Use of Non-GAAP Financial Measurements:

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA".  The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about Fuse, its business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of interest expense, taxes, depreciation and amortization, and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

Exhibit 99.1

FOR IMMEDIATE RELEASE

•	Adjusted EBITDA does not reflect the Company's interest expense;
•	Adjusted EBITDA does not reflect the Company's tax expense or the cash requirements to pay its taxes; and
•

Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing Fuse Medical, Inc.

The Company reconciles Adjusted EBITDA to net income, and that reconciliation is set forth below.  Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

Exhibit 99.1

FOR IMMEDIATE RELEASE

FUSE MEDICAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in dollars, except share data)

	For the Year Ended
	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$ 147,854	$ 553,190
Accounts receivable, net of allowance of $290,500 and $498,261, respectively	3,996,860	3,528,992
Inventories, net of allowance of $1,778,173 and $2,491,183, respectively	9,494,506	8,736,474
Prepaid expenses and other current assets	126,022	5,921
Total current assets	13,765,242	12,824,577
Property and equipment, net	709	7,251
Long term accounts receivable, net of allowance of $4,330,883 and $3,355,391, respectively	2,832,764	2,182,437
Intangible assets, net	1,190,980	1,317,341
Goodwill	1,972,886	1,972,886
Total assets	$ 19,762,581	$ 18,304,492
Liabilities and Stockholders' Equity (Accumulated Deficit)
Current liabilities:
Accounts payable	$ 5,700,236	$ 4,461,641
Accrued expenses	4,540,366	2,898,068
Convertible notes payable - related parties	150,000	150,000
Payroll Protection Program loan	-	-
Economic Injury Disaster Loan - short term portion	-	-
Senior secured revolving credit facility	1,997,135	2,432,770
Total current liabilities	12,387,737	9,942,479
Notes payable - related parties	200,000	200,000
Economic Injury Disaster Loan - long term portion	-	-
Earn-out liability	7,485,698	11,593,832
Total liabilities	20,073,435	21,736,311
Commitments and contingencies	-	-
Stockholders’ equity (accumulated deficit):
Preferred stock, $0.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 73,895,794 and 72,895,793 shares issued and outstanding as of December 31, 2022 and 2021	738,958	728,958
Additional paid-in capital	1,468,274	1,455,422
Accumulated deficit	(2,518,086)	(5,616,199)
Total stockholders’ equity (accumulated deficit)	(310,854)	(3,431,819)
Total liabilities and stockholders’ equity (accumulated deficit)	$ 19,762,581	$ 18,304,492

Exhibit 99.1

FOR IMMEDIATE RELEASE

FUSE MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in dollars, except share data)

	12 Month Ended December 31,
	2022	2021

Net revenues	$ 18,644,784	$ 20,414,268
Cost of revenues	7,103,033	8,478,561
Gross profit	11,541,751	11,935,707
Operating expenses
Selling, general, administrative and other	6,537,382	7,013,296
Commissions	5,682,038	7,050,279
Depreciation and amortization	137,403	67,638
Total operating expenses	12,356,823	14,131,213
Operating loss	(815,072)	(2,195,506)
Other expense:
Change in fair value of contingent purchase consideration	4,108,134	342,168
Interest expense	(171,295)	(78,230)
Gain on Payroll Protection Program Loan extinguishment	-	361,400
Total other expense	3,936,839	625,338
Operating loss before income tax	3,121,767	(1,570,168)
Income tax expense (benefit)	23,655	17,723
Net income (loss)	$ 3,098,112	$ (1,587,891)

Supplemental Non-GAAP Disclosure
Adjusted EBITDA
(unaudited)	12 Months Ended
	December 31,
	2022	2021

Net (loss)	$ 3,098,112	$ (1,587,891)
Add (Deduct):
Income tax expense (benefit)	23,655	17,723
Interest expense	(171,295)	(78,230)
Depreciation and amortization	137,403	67,638
EBITDA	3,087,875	(1,580,760)
Non-cash stock-based compensation expense	22,852	257,913
Change in fair value of contingent purchase consideration	(4,108,134)	(342,168)
Gain on Payroll Protection Program Loan extinguishment	-	(361,400)
Adjusted EBITDA	$ (997,407)	$ (2,026,414)

Exhibit 99.1

FOR IMMEDIATE RELEASE

FUSE MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Cash flows from operating activities:
Net income (loss)	$ 3,098,113	$ (1,587,891)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	137,403	67,638
Change in fair value of contingent purchase consideration	(4,108,134)	(342,168)
Stock based compensation	22,852	257,913
Provision for discounts on long term accounts receivable	975,489	739,559
Provision for bad debts and discounts	(207,761)	(289,505)
Provision for slow moving and obsolete inventory	713,010	(586,545)
Gain on Payroll Protection Program Loan extinguishment	-	(361,400)
Changes in operating assets and liabilities:
Accounts receivable	(260,107)	1,188,408
Inventories	(1,471,042)	(1,168,516)
Prepaid expenses and other current assets	(120,101)	18,282
Long term accounts receivable	(1,625,816)	(1,252,486)
Accounts payable	1,238,595	1,225,049
Accrued expenses	1,642,298	313,334
Net cash provided by/(used in) operating activities	34,799	(1,778,328)
Cash flows from investing activities:
Purchases of property and equipment	-	-
Net cash used in investing activities	-	-
Cash flows from financing activities:	-
Net payments/proceeds on Amegy senior secured revolving credit facility	-	(913,352)
Net payment/proceeds on senior secured revolving credit facility	(435,635)	2,432,770
Payments for senior secured revolving credit facility	(4,500)	(236,358)
Stock options exercised	-	11,000
Economic injury disaster loan payments	-	(500,000)
Economic injury disaster loan proceeds	-	350,000
Proceeds from related party notes payable	-	-
Net cash provided by/(used in) financing activities	(440,135)	1,144,060
Net increase in cash and cash equivalents	(405,336)	(634,268)
Cash and cash equivalents - beginning of year	553,190	1,187,458
Cash and cash equivalents - end of year	$ 147,854	$ 553,190
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$ 18,052	$ 19,581
Cash paid for interest	$ 160,447	$ 42,830